As filed with the Securities and Exchange Commission on August 25, 2006
Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TVIA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	94-3175152

(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
4001 Burton Drive
Santa Clara, California 95054
(408) 982-8588
(Address of principal executive offices)
AMENDED AND RESTATED TVIA, INC. 2000 STOCK INCENTIVE PLAN
(Full title of the plan)
ELI PORAT
CHIEF EXECUTIVE OFFICER, PRESIDENT AND CHAIRMAN OF THE BOARD
TVIA, INC.
4001 BURTON DRIVE
SANTA CLARA, CALIFORNIA 95054
408-982-8588
(Name and address of agent for service)
This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of	Amount to be	offering price	aggregate offering	Amount of
Securities to be registered[1]	registered[2]	per share[3]	price	registration fee
Amended and Restated Tvia, Inc. 2000 Stock Incentive Plan
Common Stock Par Value $.001	7,180,806[4]	$2.92	$20,967,953	$2,244
Common Stock issuable to Eli Porat
Common Stock Par Value $.001	1,000,000[5]	$1.27[6]	$1,270,000	$136
Total	8,180,806			$2,380

[1]	The securities to be registered include the offer and the rights to purchase Common Stock from the Company.

[2]	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

[3]	Calculated solely for the purposes of this offering under Rule 457(h) the price is based upon the average of the high and low prices of the Common Stock on August 24, 2006, as reported on the Nasdaq National Market.

[4]	Represents shares subject to issuance upon the exercise of outstanding equity awards under the Amended and Restated Tvia, Inc. 2000 Stock Incentive Plan.

[5]	Represents shares subject to issuance upon the exercise of outstanding equity awards granted to Eli Porat, the Company’s Chief Executive Officer, President and Chairman of the Board, under non-plan options granted on November 30, 2001.

[6]	Calculated under Rule 457(h), the price is the actual price at which the option may be exercised.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     Tvia, Inc. (the “Company”) hereby incorporates by reference in this registration statement the following documents:
     (a) The Company’s latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Company’s latest fiscal year ended March 31, 2006 as filed with the Securities and Exchange Commission on June 27, 2006;
     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above; and
     (c) The description of the Company’s Common Stock contained in the Company’s registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.
Item 4. Description of Securities
     The class of securities to be offered is registered under Section 12 of the Exchange Act.
Item 5. Interests of Named Experts and Counsel
     Inapplicable.
Item 6. Indemnification of Directors and Officers
     Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach or alleged breach of the director’s “duty of care.” While this statute does not change the directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director’s duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, we have adopted provisions in our Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability our directors to us and to our stockholders for monetary damages for breach or alleged breach of the duty of care.
     Section 145 of the Delaware General Corporation Law provides generally that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against certain expenses, judgments, fines, settlements, and other amounts under certain circumstances.
     Our Bylaws provide for indemnification (to the full extent permitted by the Delaware General Corporation Law) of directors, officers, employees and other agents of the Company against all expenses, liability and loss (including attorney’s fees, judgment, fines, amounts paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, the Bylaws or any agreement with us) reasonably incurred or suffered by such person in connection therewith, subject to certain provisions. Our Bylaws also empower us to maintain directors and officers liability insurance coverage and to enter into indemnification agreements with our directors, officers, employees or agents.
     These indemnification provisions may be sufficiently broad to permit indemnification of the Company’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
Item 7. Exemption From Registration Claimed
     Inapplicable.
Item 8. Exhibits
     See Exhibit Index.
Item 9. Undertakings
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)

which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) Inapplicable.
     (5) That, for the purpose of determining liability under the Securities Act to any purchaser:
          (i) If the registrant is relying on Rule 430B:
               A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
          (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on August 25, 2006.

Tvia, Inc.
By:	/s/ Eli Porat
Eli Porat
Chief Executive Officer, President and Chairman of the Board

SIGNATURES AND POWER OF ATTORNEY
     The officers and directors of Tvia, Inc. whose signatures appear below, hereby constitute and appoint Eli Porat and Diane Bjorkstrom, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eli Porat Eli Porat	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	August 25, 2006
/s/ Diane Bjorkstrom Diane Bjorkstrom	Chief Financial Officer (Principal Financial and Accounting Officer)	August 25, 2006
/s/ Dr. Baichuan Du Dr. Baichuan Du	Director	August 25, 2006
/s/ Yves Faroudja Yves Faroudja	Director	August 25, 2006
/s/ James Bunker James Bunker	Director	August 25, 2006
/s/ Mark Mangiola Mark Mangiola	Director	August 25, 2006
/s/ R. David Dicioccio R. David Dicioccio	Director	August 25, 2006
/s/Tom Oswold Tom Oswold	Director	August 25, 2006

EXHIBIT INDEX

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to Amendment No. 8 to the Company’s Registration Statement on Form S-1 (File No. 333-34024)).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3(ii).1 to the Company’s Annual Report of Form 10-K for the fiscal year ended March 31, 2005).

4.3	Form of Amended and Restated Registration Rights Agreement dated as of April 3, 2000 (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-34024)).

5.1	Opinion re: legality

23.1	Consent of Counsel (included in exhibit 5.1)

23.2	BDO Seidman LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (Included in signature pages to this registration statement)

99.1	Amended and Restated 2000 Stock Incentive Plan of Tvia, Inc. (incorporated by reference to Appendix A to the Company’s proxy statement on Schedule 14A filed on July 12, 2006).